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                                                                    EXHIBIT 23.4

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report, dated December 2, 1997, on the financial statements of Davis Electrical Constructors, Inc. included in or made a part of this registration statement and to all references to our firm in this registration statement.

                                           Elliot, Davis & Company, L.L.P.

Greenville, South Carolina
September 11, 1998                     /s/  ELLIOT, DAVIS & COMPANY, L.L.P.